Exhibit 32.2

CERTIFICATION OF
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Transitional Yearly Report of Bioneutral Group, Inc. (fka Moonshine Creations, Inc.)  (the “Company”) on the Transitional Form 10-K for the ten months ending October 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James Crane, Chief Executive Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Transitional Yearly Report on Form 10-K for the ten months ending October 31, 2008, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Transitional Yearly Report on Form 10-K for the ten months ending October 31, 2008, fairly presents, in all material respects, the financial condition and results of operations of Bioneutral Laboratories Corporation USA, Inc.

Date: June 24, 2009

By:  /s/  James Crane
James Crane
Chief Financial Officer